HSBC 滙豐

PRIVATE & CONFIDENTIAL

THE DIRECTORS
HOME TOUCH LIMITED
ROOM 101 1/F
STANHOPE HOUSE
734 KING'S ROAD
HONG KONG

25 April 2007

Dear Sir/Madam

Business Revolving Credit Facility Account Number: 404-165763-001 ('Facility Account')

Thank you for applying for a Business Revolving Credit. We are pleased to inform you that the facility (the 'Business Revolving Credit') has been granted to you on the following terms, subject to the Terms and Conditions stated in the Business Revolving Credit/Small Business Loan Application Form supplied to you earlier:

Credit limit	:	HKD150,000.-
Monthly Facility fee	:	0.2% of the credit facility limit per month minimum HKD100.-
Interest rate	:	3% + HKD Best Lending Rate, currently 7.75% per annum, but subject to fluctuation at our discretion.
Minimum monthly repayment	:	4% of the Business Revolving Credit total outstanding balance or the credit facility limit (whichever is lower), subject to a minimum of HKD100.-
Statement date	:	5th of each month
Payment due date	:	Four working days prior to the next Statement Date
Late charge	:	5% of the amount overdue, subject to a minimum of HKD100.- and a maximum of HKD500.-
Unauthorised overdraft	:	HKD100.- handling charge

Daily interest is calculated on the outstanding balance in the Facility Account and payable monthly to the debit of your Facility Account. You are required to pay the minimum amount payable as stated on your monthly statement to your Facility Account any time after the Statement Date but no later than the Payment Due Date.

The monthly facility fee is calculated on the credit limit with a minimum of HKD100.- and payable monthly to the debit of your Facility Account. The first facility fee has already been debited to your account.

To avoid unauthorised overdraft[1] charges on your Business Revolving Credit, please ensure that the sum of the outstanding debit balance AND any interest accrued under your Facility Account do not exceed the credit limit granted at any time.

The Hongkong and Shanghai Banking Corporation Limited
PO Box 72677, Kowloon Central Post Office, Kowloon, Hong Kong
Tel:(852) 2748 3322 Fax:(852) 2288 2418
Telex:73205 HSBC HX Telegrams:Hongbank Hongkong

HSBC 滙豐

HOME TOUCH LIMITED

25 April 2007

Please note that we may vary the terms of this Business Revolving Credit at our discretion by giving you prior notice, using any method of notification (including the display of a notice in appropriate HSBC branches) as we think fit.

Should you have any queries, please feel free to contact our Direct Financial Services on telephone number 2748 8222.

(This letter does not require bank's signature.)

Please note:

1. The approval of any overdraft in excess of the above stated credit limit is subject to the sole discretion of the Bank. In the event of an overlimit, the excess amount will be charged at our prevailing interest rate calculated on a daily basis.

The Hongkong and Shanghai Banking Corporation Limited
PO Box 72677, Kowloon Central Post Office, Kowloon, Hong Kong
Tel:(852) 2748 3322 Fax:(852) 2288 2418
Telex:73205 HSBC HX Telegrams:Hongbank Hongkong